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                                                                      Exhibit 23

                         Consent of Independent Auditors

The Board of Directors
Nationwide Financial Services, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-102007) on Form S-3 and (No. 333-52775) on Form S-8 of Nationwide Financial Services, Inc. of our report dated January 30, 2003, except for note 27, as to which the date is February 24, 2003, with respect to the consolidated balance sheets of Nationwide Financial Services, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Nationwide Financial Services, Inc. Our report refers to changes in accounting for derivative instruments and hedging activities and for purchased or retained interests in securitized financial assets in 2001.

/s/ KPMG LLP


Columbus, Ohio
March 14, 2003